SUBORDINATION AGREEMENT


      In consideration of financial accommodations now or hereafter extended by Capital Bank (the "Lender") to Aquagenix, Inc., a Delaware corporation, and/or Aquagenix Land-Water Technologies, Inc., a Florida corporation (collectively, the "Company"), and in order to induce the Lender to, at any time or from time to time, make loans extensions of credit or other accommodations to or for the account of the Company, or to purchase or extend credit upon any instrument or writing in respect of which the Company may be liable in any capacity, or to grant such renewals or extensions of any thereof as the Lender may deem advisable, The Equitable Life Assurance Society of the United States (the "Creditor"), hereby agrees that:

      1. SUBORDINATION. The following subordination provisions shall govern its 12.50% Amended and Restated Senior Secured Notes, due October 31, 2003 (the "Notes") as the Notes relate to "Senior Debt" hereinafter defined:

            (a)   GENERAL.   All   principal   of  and  interest  on  the  Notes
("Subordinated Debt") shall be subordinate and junior in right of payment and lien position to all Senior Debt to the extent provided in this Section 1.

            (b) AMENDMENT OF SENIOR DEBT, ETC. The Senior Debt shall continue to be Senior Debt and entitled to the benefits of these subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Debt, any extension or renewal of the Senior Debt, or the granting or release of any collateral or security securing the repayment of the Senior Debt.

            (c)   DEFAULT IN RESPECT OF SENIOR DEBT.

                  (i) PAYMENT DEFAULT. In the event the Company shall default in the payment of any principal of, or interest on, any Senior Debt when the same becomes due and payable, whether at maturity, at a date fixed for prepayment, by declaration of acceleration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or securities or by set-off or otherwise) shall be made or agreed to be made on account of on any Subordinated Debt.

                  (ii) NONPAYMENT DEFAULT. Upon the occurrence of any Specified Senior Nonpayment Default, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or securities or by set-off or otherwise) shall be made or agreed to be made on account of any Subordinated Debt during any period of ninety (90) days after the time a notice of such default shall have been given to the

Company by the holders of Senior Debt at the time outstanding; provided that only two such blockage periods of ninety (90) day each may be commenced within any three hundred sixty-five (365) day period.

      As used herein, the term "Specified Senior Nonpayment Default" means a default or event of default with respect to the Senior Debt which:

                  (i) permits the holder or holders of such Senior Debt to cause such Senior Debt to become immediately due and payable; and

                  (ii) is based upon the breach of a covenant, agreement or provision which

                        (A)   requires   the  Company  to   maintain   specified
financial amounts or ratios or to meet other financial tests,

                        (B)   restricts the ability of the Company to:

                              (1) make distributions or investments,

                              (2) incur,  create or maintain any Debt (ore other
                        obligations) or Liens,

                              (3) merge,  consolidate  or acquire or be acquired
                        by any person or entity,

                              (4) sell, lease, transfer or dispose of any property, and

                  (iii) requires the Company to be in compliance with all laws, the violation of which could have a material adverse effect upon the Company and its subsidiaries.

            (d)   INSOLVENCY, ETC. In the event of:

                  (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding which relates to the Company or its property,

                  (ii) any proceeding for the liquidation, dissolution or other winding-up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,

                  (iii) any assignment by the Company for the benefit of creditors, or








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




                  (iv)  any other marshalling of the assets of the Company,

all Senior Debt (including any interest thereon accruing at the contract rate after the commencement of any such proceedings, but only to the extent allowed as a claim in such proceeding) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any holder of any Subordinated Debt on account of any Subordinated Debt. Any payment or distribution, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan or reorganization or readjustment the payment of which is subordinated, at least to the extent of the Subordinated Debt as provided in this Section 1, to the payment of all Senior Debt a the time outstanding and to any Securities issued to the holders of Senior Debt in respect of the Senior Debt under any such plan or reorganization or readjustment), that would otherwise (but for this Section
1) be payable or deliverable in respect of Subordinated Debt, shall be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders of Senior Debt until all Senior Debt (including any interest thereon accruing at the contract rate of the Senior Debt after the commencement of any such proceedings, but only to the extent allowed as a claim in such proceedings) shall have been paid in full, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of Senior Debt, provided that in the event that payment or delivery of such cash, securities or other property to any holder of Subordinated Debt is authorized by an order or decree giving effect, and expressly stating in such order or decree that effect is given, to the subordination of Subordinated Debt to the Senior Debt in, or substantially in, accordance with the provisions of this Section 1 and made by a court of competent jurisdiction in a reorganization case or proceeding under any applicable law, then

                  (A)   no payment or delivery of such cash, securities or other

      property payable or deliverable with respect to the Subordinated Debt need be made to the holders of the Senior Debt, and

                  (B) no such delivery need be made of securities that are subordinate and junior to the payment of the Senior Debt then outstanding and that are issued pursuant to reorganization, dissolution or liquidation proceedings by the Company or by the Company as reorganized.

            (e) OBLIGATIONS NOT IMPAIRED. No present or future holder of any Senior Debt shall be prejudiced in the right to enforce subordination of Subordinated Debt by any act or failure to act on the part of the Company. Nothing contained in this Section 1 shall impair, as between the Company and any holder of Subordinated Debt, the obligation of the Company to pay to such holder the principal thereof and interest on the Subordinated Debt, as and when the same shall become due and payable in accordance with the terms thereof, or prevent any holder of any Subordinated Debt from exercising all rights, powers and remedies otherwise permitted by applicable law or under any agreement under


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


which such Subordinated Debt was incurred, all subject to the rights of the holders of the Senior Debt to receive cash, securities or other property otherwise payable or deliverable to the holders of Subordinated Debt as provided in this Section 1.

            (f) PAYMENT OF SENIOR DEBT; SUBROGATION. Upon the payment in full of all Senior Debt, the holders of Subordinated Debt shall be subrogated to all rights of any holder of Senior Debt to receive any further payments or distributions applicable to the Senior Debt until the Subordinated Debt shall have been paid in full, and such payments or distributions received by the holders of Subordinated Debt by reason of such subrogation, of cash, securities or other property that otherwise would be paid or distributed to the holders of Senior Debt, shall, as between the Company and its creditors other than the holders of Senior Debt, on the one hand, and the holders of Subordinated Debt, on the other hand, be deemed to be a payment by the Company on account of Senior Debt, and not on account of Subordinated Debt.

            (g) RELIANCE OF HOLDERS OF SENIOR DEBT. Each holder of Subordinated Debt by its acceptance thereof shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the creation of Subordinated Debt, to acquire and hold, or to continue to hold, such Senior Debt, and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Debt.

            (h) DEFINITION OF SENIOR DEBT. As used in this Agreement, Senior Debt shall mean and include the aggregate amount of principal, interest (including post-petition interest accruing after the commencement of any bankruptcy, insolvency, liquidation or similar proceeding, to the extent allowed as a claim in such proceeding), fees and other amounts payable by the Company to the Lender on, or in respect of, indebtedness listed on Schedule 1 hereto; provided, however, that if the aggregate amount of such indebtedness (exclusive of accrued and unpaid interest) shall exceed Five Million Dollars ($5,000,000), such excess shall not constitute Senior Debt for purposes of this Agreement.

      2. ACKNOWLEDGMENTS REGARDING SUBORDINATED DEBT. The Creditor and the Company represent that the Company now owes the Creditor the sum of $5,000,000 without counterclaim, defense or offset, which indebtedness is evidenced by the Notes (as defined in Section 1 hereof). The Notes shall not be modified in any manner inconsistent with the subordination provisions set forth in this Agreement.

      3. ACKNOWLEDGMENTS REGARDING SENIOR DEBT. The Creditor and the Company acknowledge that Schedule 1 hereto correctly sets forth the Senior Debt outstanding as of the date hereof and the Company acknowledges that it owes such amounts to the Lender without any counterclaim, defense or offset.




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




      4. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon Creditor, its legal representatives, successors and assigns, and shall inure to the benefit of Lender, its successor and assigns.

      5. WAIVER OF ACCEPTANCE. Notice of acceptance by the Lender of this Agreement is hereby waived by Creditor, and this Agreement and all of the terms and provisions hereof shall be immediately binding upon Creditor from the date of execution hereof.

      6. GOVERNING LAW. This Agreement shall be construed according to the laws of the State of Florida.

    [Remainder of Page Intentionally Blank.  Next page is signature page.]





































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      IN WITNESS  WHEREOF,  the parties  hereto have caused this Agreement to be executed this _18_ day of ___April__, 19_97_.

                                          THE EQUITABLE LIFE ASSURANCE
                                          SOCIETY OF THE UNITED STATES


                                          By: /s/ William Gobbo, Jr.
                                             -----------------------------------
                                              Investment Officer

                                          AQUAGENIX, INC.


                                          By: /s/ Andrew Chesler
                                             -----------------------------------

                                          AQUAGENIX LAND-WATER TECHNOLOGIES,
                                          INC.

                                          By: /s/ Andrew Chesler
                                             -----------------------------------
































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


                      SCHEDULE 1 TO SUBORDINATION AGREEMENT


      1. Loan Agreement dated as of the date hereof between the Company and the Lender, as such agreement may be amended or supplemented from time to time, and promissory note issued thereunder as follows:

            Promissory Note of Aquagenix Land-Water Technologies, Inc. dated as of the date hereof in the principal amount of $750,000, guaranteed by Aquagenix, Inc.

      2. Promissory Note of Aquagenix, Inc. dated as of the date hereof in the principal amount of $250,000






































                                 Schedule 1-1